Exhibit 10.3

DATED	1 APRIL 2015

(1)                                MOTIF BIO LIMITED

(2)                                GRAHAM LUMSDEN

SERVICE AGREEMENT

Reed Smith LLP
The Broadgate Tower
20 Primrose Street
London EC2A 2RS
Phone: +44 (0) 20 3116 3000
Fax: +44 (0) 20 3116 3999
DX1066 City / DX18 London
r e e d s m i t h . c o m

CONTENTS

CLAUSE

1	PARTIES	3
2	INTERPRETATION	3
3	APPOINTMENT OF THE EXECUTIVE	4
4	DUTIES OF THE EXECUTIVE	5
5	WORKING HOURS	9
6	REMUNERATION AND EXPENSES	9
7	PENSION	11
8	HOLIDAYS	11
9	SICKNESS AND MEDICAL EXAMINATION	12
10	CONFIDENTIALITY	13
11	INTELLECTUAL PROPERTY	16
12	DIRECTORSHIP	18
13	TERMINATION	18
14	PAYMENT IN LIEU OF NOTICE	20
15	GARDEN LEAVE AND SUSPENSION	21
16	RECONSTRUCTION OR AMALGAMATION	23
17	RESTRICTIONS FOLLOWING TERMINATION	23
18	DATA PROTECTION	26
19	DISCIPLINARY AND GRIEVANCE PROCEDURES	27
20	NOTIFICATION	27
21	NOTICES	28
22	GOVERNING LAW	28
23	SEPARATE AND SEVERAL CLAUSES	28
24	SUPERSESSION OF PREVIOUS AGREEMENTS	29
25	THIRD PARTY RIGHTS	29
26	MULTIPLE COPIES	29
27	SUPPLEMENTAL	29

SERVICE AGREEMENT dated 1 April 2015

BETWEEN:

1                                        PARTIES

(1)                                MOTIF BIO PLC whose registered office is at One Tudor Street, London, EC4Y 0AH (company registration number 9320890) (the “Company”); and

(2)                                Graham Lumsden of 93 Hills Drive, Belle Mead, NJ 08502, USA (the “Executive”).

2                                        INTERPRETATION

2.1                              In this Agreement, unless the context otherwise requires:

“Admission” means the admission of the Company’s ordinary share capital to trading on AIM, a market of that name operated by the London Stock Exchange plc;

“the Board” means the board of directors of the Company for the time being;

“the Commencement Date” means 2 April 2015;

“Group” means the Company, any holding company and any subsidiary company (from time to time) of the Company (wherever incorporated or established) and any subsidiary of any such holding company, and “Group Company” shall be construed accordingly.  The expressions “holding company” and “subsidiary” in relation to a company mean a “holding company” and “subsidiary” as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee;

“Secondary Fundraise” means any secondary fundraise conducted by the Company after Admission whether on AIM or any other market.

2.2                              Any reference to a statutory provision is a reference to that provision as for the time being re-enacted, amended, modified or extended.

2.3                              The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.4                              References to the employment of the Executive are to his employment by the Company whether or not during the continuance of this Agreement.

2.5                              A ‘person’ shall include any company, corporation, firm, partnership, joint venture, unincorporated association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to each of them.

2.6                              The masculine gender shall include the feminine and neuter and the single shall include the plural and vice versa.

2.7                              ‘Writing’ or ‘written’ shall include any means of visible reproduction.

3                                        APPOINTMENT OF THE EXECUTIVE

3.1                              The Company shall employ the Executive and the Executive shall serve the Company as the Chief Executive Officer or in such other related capacity as the Company shall direct.  In addition to the duties which this position normally entails (including those set out at clause 4 of this Agreement), the Executive shall also carry out such other duties as the Company may require him to perform from time to time.  The Company may at any time at its sole and absolute discretion remove from, add to or otherwise vary any of the Executive’s duties.

3.2                              The employment of the Executive under this Agreement shall begin on the Commencement Date. The Executive’s period of continuous employment also began on the Commencement Date, and no previous period of employment with any other employer counts towards the Executive’s period of continuous employment with the Company.

3.3                              The Executive’s employment under this Agreement shall continue, subject as hereinafter provided, until this Agreement shall be terminated by either party giving to the other written notice of not less than the following duration:

(a)                                until the Executive has completed two years’ continuous employment, three months’ notice; and

(b)                                thereafter, one month’s notice for each complete year of the Executive’s period of continuous employment or twelve months’ notice if less.

The Executive warrants that by entering into this Agreement and performing his obligations under it, he will not be in breach of any terms or obligations under any previous or other agreement relating to his employment with any third party.   The Executive hereby undertakes to indemnify and hold harmless the Company and any Group Company against all claims, costs, damages, liabilities and expense which the Company or any Group Company may incur in connection with any claim that he is or was not so at liberty.

3.4                              The Executive’s employment with the Company is subject to and conditional upon his being entitled to be lawfully employed by the Company in the UK and the Executive providing evidence, satisfactory to the Company, of the same.  The Executive will not be permitted to commence employment unless and until he has done this to the Company’s satisfaction.  The Executive agrees to immediately notify the Company about any change to his entitlement to work for the Company in the UK, including, but not limited to, the cessation of such entitlement.  If the Executive’s lawful employment in the UK is subject to the Company making an application for a visa, permission or any other approval in respect of the same, it is a condition of the Executive’s employment that he cooperates with any such application and provides the Company with any information, assistance and documents as the Company may specify.

3.5                              The Company shall be entitled from time to time and at its sole and absolute discretion to appoint another person to act jointly with the Executive, including without limitation in circumstances where the Executive is suspended (whether pursuant to clause 13.4 of this Agreement or otherwise) or at any time after either party has given notice to terminate the Executive’s employment or otherwise purports to do so.

4                                        DUTIES OF THE EXECUTIVE

4.1                              In the capacity specified in clause 3.1 the Executive shall during the continuance of this Agreement:

(a)                                hold offices as a director in the Company Motif Bio plc as the Board may from time to time require;

(b)                                if the Board so requests, immediately resign without claim for compensation from any office held in the Company and the Executive hereby appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or any of its of their nominees the full benefit of the provisions of this clause 4;

(c)                                 not to do anything that would cause him to be disqualified from holding any office;

(d)                                abide by any statutory, fiduciary or common-law duties to the Company;

(e)                                 faithfully, diligently and competently exercise and carry out to the best of his ability all such powers and duties in relation to the Company and its business and the respective businesses of any other Group Company, as may from time to time be conferred on him or vested in him by the Board together with such person or persons as the Company or Board may appoint to act jointly with him;

(f)                                  shall obey the reasonable and lawful directions by or under the authority of the Board;

(g)                                 use all reasonable endeavours to promote and further the business and interests of the Company and any other Group Company;

(h)                                subject as hereinafter provided unless prevented by incapacity, illness or injury or with the prior agreement of the Board, devote, during normal working hours and such additional times as provided for at clause 5 below, the whole of his time, attention and skill to his duties and to the furtherance of the businesses and interests of the Company and the other Group Companies;

(i)                                    in pursuance of his duties hereunder perform without additional remuneration such services for any other Group Company as the Board may from time to time reasonably require;

(j)                                   serve the Company at its principal place of business at 330 Madison Avenue New York, NY or at such other place or places as the Board shall reasonably determine provided that the Executive shall not be permanently posted outside the United Kingdom without his prior consent, such consent not to be unreasonably withheld or delayed;

(k)                                undertake such travel both within the United States of America, the United Kingdom and abroad as the Board may require for the proper performance of his duties; and

(l)                                    report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any other Group Company (including without limitation any bribery or corruption) to Chairman of the Audit Committee or the Board immediately on becoming aware of it.

(m)                            comply with the Articles of Association of the Company;

(n)                                do such things as are necessary to ensure compliance by himself and the Company and the Corporate Governance Guidelines for Small and Mid-Size Quoted Companies published by the Quoted Companies Alliance (as amended from time to time);

(o)                                comply with all requirements, recommendations or regulations, (as amended from time to time) of the London Stock Exchange and all regulatory authorities relevant to the Company including the AIM Rules for Companies, the Financial Conduct Authority and any code of practice issued by the Company (as amended from time to time) relating to dealing in the securities of the Company.

4.2                              The Executive shall be familiar with and shall comply in all respects with:

(a)                                the Criminal Justice Act 1993, the Financial Services and Markets Act 2000, the Companies Act 2006 and the Bribery Act 2010;

(b)                                all legal requirements as to the disclosure of inside information; and

(c)                                 the Company’s anti-corruption and bribery policies and any related procedures,

in so far as the same are applicable to the Executive’s employment hereunder and/or as they may apply to the Company, any other Group Company, the trading of the shares and/or stock of the Company and/or any other Group Company, and/or the trading of any instruments or investments that are related to and/or connected with the Company and/or any other Group Company.

4.3                              The Executive shall at all times comply with, abide by and accept:

(a)                                any code that relates to pay and/or bonuses as may be issued from time to time by any regulator and/or pursuant to any Act of Parliament;

(b)                                the requirements or directions of any regulator;

(c)                                 any remuneration code or policy of the Company or any other Group Company as may exist from time to time; and/or

(d)                                the Company’s and/or any other Group Company’s determination or interpretation in respect of any of the matters mentioned in this clause 4.3.

4.4                              The Executive shall at all times comply with every applicable regulation of any stock or investment exchange anywhere in the world on which the Company’s and/or any other Group Company’s shares and/or stock are listed and/or traded.

4.5                              The Executive shall not at any time during the continuance of his employment under this Agreement do anything which may in the opinion of the Board bring the Company and/or any other Group Company into disrepute or harm the goodwill or the reputation of any Group Company and in particular but without limitation, the Executive will not make any untrue, misleading or disparaging statement in relation to the Company or any other Group Company (or any of its or their employees or officers).

4.6                              The Executive shall not after the termination of this Agreement represent himself as being employed by or connected with the Company or any other Group Company.

4.7                              The Executive shall not at any time during the continuance of his employment under this Agreement, without the previous written consent of the Board (to be given or withheld by the Board in its absolute discretion), either as principal, employee or agent, carry on or be engaged, concerned or interested either directly or indirectly in any other trade, profession, business or occupation (including any public or private activity which in the reasonable opinion of the Board may interfere with the proper performance of his duties) or hold any directorship or other office in any company or other body whether incorporated or unincorporated.

4.8                              Without prejudice to the generality of clause 4.7, the Executive shall not during the continuance of his employment under this Agreement introduce to any other person, firm or corporation, business of a kind in which the Company or any other Group Company is for the time being engaged or capable of becoming engaged or with which the Company or any other Group Company is able to deal in the course of the business for the time being carried on or planned by the Board to be carried on, and he shall not have any financial benefit from contracts made by the Company or any other Group Company with any third party (including but not limited to any supplier to the Company or any Group Company) without the prior written consent of the Board.

4.9                              The Executive shall at all times give to the Board and to the Company’s auditors for the time being all such information, explanations, data and assistance as they may require in connection with the Company’s (or any other Group Company’s) business.

4.10                       With the exception of the interests disclosed by the Executive and acknowledged by the Company in Clause 4.12 below, during the continuance of the Executive’s employment under this Agreement, the Executive shall not hold any shares, securities or have any interest of any kind in any company (other than the Company or any other Group Company) or other business organisation, save that the Executive may hold not more than five per cent of the issued shares or other securities of any class of any one company which is not a competitor of the Company or any other Group Company, where such shares or other securities are listed or dealt in on a recognised investment exchange in the United Kingdom or elsewhere, and are to be held by the Executive for investment purposes only.

4.11                       The Executive shall avoid situations where his personal interests conflict with the interests of the Company or any other Group Company or any of its or their customers.  If the Executive believes that any such conflict of interest may exist he shall disclose the same to the Board without delay.  The Executive shall not, without the consent of the Board from time to time, accept any gift or favour of whatever kind from any customer or supplier of the Company or any other Group Company or any prospective customer or supplier of the Company or any other Group Company with a value or cumulative value in excess of £50.

4.12                       In relation to the duties and obligations of the Executive contained within this Clause 4, the Executive discloses to the Company, and Company acknowledges the disclosure by the Executive of, the following interests: (i) a 55 per cent. interest in TieMed LLC, an inactive Delaware company, held by the Executive in relation to which the Executive has confirmed that he does not expect to undertake any activity in relation to this interest during the term of this agreement; and (ii) a 100 per cent. interest in Carnethy Consulting LLC, an inactive Delaware company which the Executive does not expect to be active during the term of this agreement (the “Disclosed Interests”). The parties agree that the existence of, and maintenance of the current status of, the Disclosed Interests will not be grounds for termination of this agreement.

5                                        WORKING HOURS

5.1                              The Executive’s normal working hours shall be Monday to Friday together with such hours as are reasonable and necessary for the proper performance of his duties (it being anticipated that the performance of his duties may require the Executive to work outside the Company’s normal business hours).

5.2                              Due to the autonomous nature of the Executive’s role the duration of working time cannot be measured or monitored and, accordingly the Executive’s employment falls within the scope of regulation 20 of the Working Time Regulations 1998.

6                                        REMUNERATION AND EXPENSES

6.1                              During the continuance of the Executive’s employment under this Agreement the Executive shall be entitled, as remuneration for his services hereunder, to a salary at the rate of US$360,000 per annum. US$120,000 per annum shall be paid to the Executive in accordance with clause 6.2 below. The remaining US$240,000 per annum shall be earned by the Executive and accrue from day to day, subject to income tax and such other deductions as the Company is obliged by law to make, but shall be payable by the Company only: (i) within 10 Business Days following the Company raising funds of at least £4.3 million, calculated from the total of the funds raised at Admission and the funds raised in any Secondary Fundraise; or (ii) at the board’s discretion should the Company raise funds in excess of £1.5 million but less than £4.3 million, calculated from the total of funds raised at Admission and the funds raised in any Secondary Fundraise. In addition the Executive is to receive a bonus of US$150,000 if the Company raises £3 million at Admission or in any Secondary Fundraise, such bonus to be payable within 30 days of completion of the fundraising which raises £3 million.

6.2                              The Executive’s salary shall be:

(a)                                payable by equal monthly instalments in arrears on or around the 15th day of each month or such other time as shall be agreed by credit transfer direct into his nominated bank account;

(b)                                paid subject to such deductions as the Company may make for income tax, employee’s National Insurance contributions and any other taxes, social security contributions and withholdings as the Company may deduct;

(c)                                 deemed to accrue from day to day;

(d)                                reviewed at least once in each calendar year, but the Company shall not be obliged to increase the Executive’s salary following any such review; and

(e)                                 inclusive of any fees to which the Executive may be entitled as a director of the Company or any other Group Company.

6.3                              In respect of each calendar year, the Company may at its absolute discretion pay to the Executive a bonus of such amount (if any) as the Company/Board may determine in its absolute discretion.  The Company may suspend or discontinue the payment of a bonus at any time in the interests of the Company whether generally or in relation to the Executive only.  Any bonus paid to the Executive may be paid at such intervals, in such form and subject to such conditions as the Remuneration Committee of the Board may decide in it absolute discretion.

6.4                              Any bonus paid to the Executive, except as payable in clause 6.1 shall be purely discretionary and shall not form part of the Executive’s contractual remuneration or fixed salary under this Agreement.  If the Executive receives any bonus payment then the Company is not obliged to make any further bonus payments to the Executive or generally.

6.5                              To be eligible for any discretionary consideration for any bonus the Executive must still be in employment with the Company under this Agreement and not under notice of termination (whether given by the Company or by the Executive) on the date appointed by the Company for the award of bonuses.

6.6                              The Executive shall not receive payment of any bonus which may have been awarded to him if he is no longer in employment with the Company or is under notice of termination (whether given by the Company of by the Executive) on the date appointed by the Company for the payment of any such bonus.

6.7                              Any bonus paid will not be pensionable.

6.8                              The Company shall reimburse the Executive for all reasonable travelling, hotel and other out-of-pocket expenses which he may properly incur in the carrying out of his duties and which the Company may approve.  The Executive’s entitlement to reimbursement of any expense in accordance with this clause 6.8 shall be conditional upon the Executive complying with the Company’s expenses policy and providing the Company with receipts or other evidence satisfactory to the Company that the Executive has properly incurred that expense.

6.9                              The Executive hereby authorises the Company to deduct from his salary, or any other sums due to him from the Company, any sums due from the Executive to the Company or any other Group Company, including without limitation any overpayment of salary or accrued holiday pay.

6.10                       The Company shall be entitled to perform any of its obligations under this clause 6 either by itself or through any other Group Company

7                                        PENSION

7.1                              The Company does not currently operate a pension scheme but will do so in due course when required by legislation.  Full details will be provided to you at the appropriate time.

8                                        HOLIDAYS

8.1                              The Company’s holiday year runs from 1 January until 31 December.  The Executive shall be entitled, in addition to the normal public and Bank holidays in England and Wales, to 20 working days’ paid holiday in each holiday year to be taken at such times as the Board may approve.

8.2                              Holiday is only to be taken on days convenient to the Company, and must be approved in advance by the Board.

8.3                              The Executive shall not be entitled to carry forward unused holiday entitlement from any holiday year to any subsequent holiday year.

8.4                              If the Executive’s employment shall terminate before he has taken his full accrued entitlement to holidays for that year, he shall be entitled to accrued holiday pay of one day’s salary (calculated at a daily rate of 1/260ths of the Executive’s annual salary) for each complete day of such entitlement not taken and accrued due at such termination (his accrued entitlement to holidays being deemed for this purpose to accrue from day to day).

8.5                              If the employment of the Executive shall terminate and the Executive has taken more holidays than his accrued entitlement for the holiday year in which such termination occurs, the Company shall be entitled to make a commensurate deduction from any final payment (whether of salary, expenses or otherwise) to be made to the Executive.

8.6                              If either party gives notice to terminate the Executive’s employment, the Board may require the Executive to take any accrued but unused holiday entitlement during the notice period (whether or not the Executive is suspended or on a period of garden leave in accordance with clause 15).

9                                        SICKNESS AND MEDICAL EXAMINATION

9.1                              If the Executive shall at any time be incapacitated or prevented by sickness, injury, accident or any other circumstances beyond his control (hereinafter referred to as “incapacity”) from carrying out in full his duties under this Agreement, he shall:

(a)                                notify the Company as early as possible on the first day of such incapacity,

(b)                                keep the Board regularly updated as to the nature and likely length of his incapacity and absence,

(c)                                 provide the Company with a completed self-certification form to cover the first six days of any absence, and

(d)                                if his absence continues for seven days or more, provide the Company with a medical certificate or certificates so as to cover the whole period of absence.

9.2                              Subject to the Executive complying with the requirements of clause 9.1, the Executive shall be entitled to occupational sick pay for a maximum of 26 weeks at full pay.

9.3                              The Board may at any time and at its sole discretion require the Executive to:

(a)                                provide the Company with medical evidence of his fitness to return to work after any period of absence from work due to incapacity; and

(b)                                from time to time to undergo a medical examination by a medical practitioner nominated by the Company, the Company bearing the cost of any such examination and being entitled to full disclosure of the results thereof.  The Executive agrees to consent to such an examination when requested by the Company.

9.4                              If the Executive suffers from incapacity which is or appears to be occasioned by actionable negligence, nuisance or breach of a statutory duty by or on behalf of a third party in respect of which damages are or may be recoverable, the Executive shall:

(a)                                forthwith notify the Board of that fact and of any claim, compromise settlement or judgment made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the Board may reasonably require;

(b)                                use all reasonable endeavours to recover (by way of settlement or otherwise) damages for loss of earnings over the period for which salary has been or shall be paid to the Executive, keeping the Company informed of the commencement, progress and outcome of any such claim; and

(c)                                 shall refund to the Company such sum as the Board may determine, such sum not to exceed:

(i)                                    the amount of damages recovered by him under such compromise, settlement or judgment less any costs in or in connection with or under such claim, compromise, settlement or judgment borne by the Executive; or

(ii)                                 the aggregate of any remuneration paid to him in respect of the period of incapacity, less an amount equivalent to any SSP which the Company was obliged by law to pay to the Executive.

10                                 CONFIDENTIALITY

10.1                       In this Agreement unless the context otherwise requires, “Confidential Information” means any:

(a)                                trade secret or confidential or secret information concerning the business development, affairs, future plans, business methods, connections, operations, accounts, finances, organisation, processes, policies or practices, designs, dealings, business, trading, management systems, maturing new business opportunities or know-how of or relating to the Company and/or to any other Group Company and/or any of its or their suppliers, agents, distributors, clients or customers;

(b)                                confidential computer software, computer-related know-how, passwords, computer programmes, specifications, object codes, source codes, network designs, business processes, business logic, inventions, improvements and /or modifications relating to or belonging to the Company and/or any other Group Company;

(c)                                 details of the Company’s or any other Group Company’s financial projections or projects, prices and price lists, pricing strategy or policies, advertising, marketing or development plans, product development plans or strategies, fee levels, commissions and commission structures, discount structures, advertising and promotional material, market share and pricing statistics, marketing surveys and plans, market research reports and their interpretation, sales targets and statistics, sales techniques;

(d)                                confidential research, report or development undertaken by or for the Company or any other Group Company;

(e)                                 secret or confidential information concerning the Company’s and/or any other Group Company’s actual or potential clients or customers or suppliers or any other person with which the Company or any other Group Company has dealings, including but not limited to client, customer, supplier or other lists, lists and details of contracts or proposed contracts, and details of relationships or arrangements or terms of business with, or knowledge of the needs or the requirements of, such persons;

(f)                                  secret or confidential details of or information regarding the nature or origin of any services provided, marketed, sold or obtained by the Company or any other Group Company;

(g)                                 details of or information regarding the Company’s or any other Group Company’s development or staffing plans;

(h)                                information of a personal or otherwise of a confidential nature relating to fellow employees, directors or officers of and/or consultants to, the Company and/or any other Group Company;

(i)                                    confidential information concerning, or details of, any competitive business pitches, and/or target details;

(j)                                   details of or information regarding the nature and origin of any goods and/or services obtained, provided, marketed or sold, by the Company or any other Group Company;

(k)                                documents or information marked as confidential or which have been supplied to the Executive in confidence or which the Executive has been informed are confidential or which the Executive might reasonably be aware are confidential; and

(l)                                    documents or information which have been given to the Company or any other Group Company in confidence by any customer, supplier or other person whether such information is in oral, written or any other form.

10.2                       The Executive shall not either during the continuance of his employment or at any time after its termination (without limitation in time):

(a)                                use, divulge or reveal to any person, firm or corporation, any Confidential Information which may come to his knowledge during his employment;

(b)                                use or attempt to use any Confidential Information for his own purposes or for any purposes other than the purposes of the Company or any other Group Company or in any manner which may injure or cause loss either directly or indirectly to the Company or any other Group Company or its business or may be likely so to do; or

(c)                                 cause or bring about (including through any failure to exercise reasonable care and diligence) any unauthorised disclosure of any Confidential Information that he shall come to know or have received or obtained at any time (before or after the date of this Agreement).

10.3                       The Executive shall at all times during the continuance of his employment or at any time after its termination (without limitation in time):

(a)                                use all reasonable endeavours to prevent the disclosure of any Confidential Information; and

(b)                                keep with complete secrecy all Confidential Information entrusted to him.

10.4                       This clause 10 shall not apply to information which:

(a)                                is used or disclosed in the proper performance of the Executive’s duties or with the prior written consent of the Company;

(b)                                is or comes to be into the public domain (except as a result of a breach of the Executive’s obligations under clause 10.2);

(c)                                 is ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law; or

(d)                                constitutes a protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

10.5                       The Executive shall promptly disclose to the Company any information which comes into his possession which affects adversely or may affect adversely the Company or the business of the Company or any other Group Company.  Such information shall include (but shall not be limited to):

(a)                                the plans of any employee or worker to leave the Company or any other Group Company (whether alone or in concert with other employees);

(b)                                the plans of any employee or worker (whether alone or in concert with other employees) to join a competitor or to establish a business in competition with the Company or any other Group Company;

(c)                                 any steps taken by the employee or worker to implement either of such plans; and

(d)                                the misuse by any employee or worker of any Confidential Information belonging to the Company or any other Group Company.

10.6                       All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, discs and tapes, digital memory and data storage devices, computer software, computer programmes, computer operating systems, computers, laptops, tablet computers, smart phones or other mobile phones, other portable electronic devices, data listing, codes, and other documents and material whatsoever (whether made or created by the Executive or otherwise and whether or not containing Confidential Information) relating to the business of the Company or any other Group Company (and any copies of the same):

(a)                                shall be and remain at all times during the period of the Executive’s employment and after its termination the property of the Company or any other Group Company (as the case may be);

(b)                                shall be handed over and delivered by the Executive to the Company (or to such other Group Company as the case may require) immediately on demand and in any event on the termination of the Executive’s employment (whether or not requested by the Company); and

(c)                                 shall be destroyed by the Executive on request by the Company;

and, immediately on demand and in any event on the termination of his employment (whether or not requested by the Company), the Executive will provide to the Company a statement that the Executive has complied with the requirements in clauses 10.6(b) and 10.6(c).

10.7                       This clause 10 shall continue to apply after the termination of the Executive’s employment hereunder (whether terminated lawfully or not) without limit in time.

11                                 INTELLECTUAL PROPERTY

11.1                       In this Agreement “Intellectual Property Right” means a formula, process, invention, utility model, trade mark, service mark, business name, copyright, design right, patent, know-how, trade secret and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) which is invented, developed, created or acquired by the Executive (whether alone or jointly with any other person) during the course of his duties during his employment hereunder and/or relates to or is useful in connection with the business or any product or service of the Company any or of Group Company.

11.2                       Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988, the entire interest of the Executive in any Intellectual Property Right above, shall, as between the Executive and the Company, become the property of the Company as absolute beneficial owner without any payment to the Executive for it.

11.3                       The Executive shall promptly communicate in confidence to the Company full particulars of any Intellectual Property Right and the Executive shall not use, disclose to any person or exploit any Intellectual Property Right belonging to the Company or any other Group Company without the prior written consent of the Company and shall, at the request and expense of the Company, prepare and execute such instruments and do such other acts and things as may be necessary or desirable to enable the Company or any other Group Company or its or their nominee to obtain and maintain protection of any Intellectual Property Right vested in the Company or any other Group Company in such parts of the world as may be specified by the Company or its nominee and to enable the Company or any other Group Company to exploit any Intellectual Property Right vested in the Company or any other Group Company to best advantage.

11.4                       The Executive hereby irrevocably:

(a)                                appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 11; and

(b)                                unconditionally waives any and all of his moral rights (conferred by Chapter IV of the Copyright Designs and Patents Act 1988).

11.5                       The obligations of the Executive under this clause 11 shall continue to apply after the termination of his employment hereunder (whether terminated lawfully or not). Each of those obligations is enforceable independently of each of the others and its validity shall not be affected if any of the others is unenforceable to any extent.

12                                 DIRECTORSHIP

12.1                       If during his employment the Executive ceases to be a director of the Company or any other Group Company (otherwise than by reason of his death, resignation or disqualification in accordance with the articles of association of the Company or the relevant Group Company, as amended from time to time, or by statute or court order) the Executive’s employment shall continue as an employee only and the terms of this Agreement (other than those relating to the holding of the office of director) shall continue in full force and effect and the Executive shall have no claims in respect of such cessation of office.

13                                 TERMINATION

13.1                       The Company may (without prejudice to and in addition to any other remedy) immediately terminate this Agreement and the Executive’s employment without prior notice or payment in lieu of notice if the Executive:

(a)                                is disqualified from acting as a director;

(b)                                resigns as a director from the Company or any other Group Company without the prior written approval of the Board or otherwise in contravention of the relevant articles of association;

(c)                                 fails or ceases to meet the requirements, recommendations or regulations of any regulatory body whose consent is required to enable the Executive to undertake all or any of his duties hereunder;

(d)                                is guilty of a serious breach of the requirements, recommendations or regulations referred to in clause 4.1(o) any regulatory authorities relevant to the Company or any other Group Company or any code of practice issued by the Company (as amended from time to time) relating to the dealing in the securities of the Company or any other Group Company;

(e)                                 is guilty of gross misconduct which shall include (but not be limited to) conduct which, in the opinion of the Board, does or may result in a breakdown in trust and confidence between the Executive and the Company, and/or does or may materially prejudice the Company’s business or reputation or that of any Group Company;

(f)                                  commits any act or fraud or dishonesty;

(g)                                 misconducts himself (including outside the course of his employment) in such a manner that in the reasonable opinion of the Board the interests of the Company or of any one or more of the other Group Companies are or are likely to be prejudicially affected;

(h)                                commits any serious or repeated breach of, or persistently or repeatedly fails to observe, any of the terms, conditions or stipulations contained in this Agreement;

(i)                                    neglects or refuses to perform all or any of his duties under this Agreement or is guilty of serious or repeated negligence or incompetence;

(j)                                   has breached or failed to observe or has otherwise not met his obligations under clause 10 of this Agreement (confidentiality);

(k)                                becomes bankrupt or applies for a receiving order or has a receiving order made against him or enters into any arrangement or composition with his creditors;

(l)                                    becomes of unsound mind or a patient within the meaning of any United Kingdom legislation relating to mental health; or

(m)                            is convicted of any criminal offence (other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed or an offence which in the reasonable opinion of the Board does not affect his employment hereunder or bring the Company or any other Group Company into disrepute).

13.2                       Any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof.

13.3                       Upon the termination of this Agreement under clause 13.1, the Executive shall be paid his basic salary accrued to the date of termination, together with any entitlement to be paid for accrued but untaken holidays at the date of termination (as provided for in clause 8.4), but he shall not be entitled to any other payment or compensation whatsoever in respect of such termination.

13.4                       If the Company believes that circumstances have arisen in which the Company may have the right to terminate the Executive’s employment under clause 13.1, the Company shall be entitled at its discretion and without prejudice to its other rights under this Agreement to suspend the Executive on full salary and contractual benefits for such reasonable period as the Board may deem appropriate, for the purpose of investigating the circumstances which have given rise to such belief.

13.5                       On the termination of the Executive’s employment for any reason and howsoever arising:

(a)                                the Executive shall immediately resign, without any claim for compensation, from any directorships he may hold in the Company or any other Group Company, and/or from any position which he holds as a trustee in relation to the business of the Company or any other Group Company, and/or from membership of any organisation and any office in any other company acquired by reasons of or in connection with the Executive’s employment, and the Executive hereby appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 13.5(a);

(b)                                in accordance with and without prejudice to clause 6.9, the Company shall be entitled to deduct from any moneys then due or thereafter becoming due from the Company or any other Group Company to the Executive any moneys which may then be due or thereafter become due from the Executive to the Company or any other Group Company;

(c)                                 any provision of this Agreement which is expressed to have effect after its termination shall nevertheless continue in force in accordance with its terms; and

(d)                                the Executive shall immediately comply with the provisions of clause 10.6(b) and, if applicable, clause 10.6(c).

13.6                       The Executive hereby irrevocably appoints the Company to be his attorney to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the full benefit of clauses 13.5(a).

13.7                       After the termination of his employment under this Agreement, the Executive shall, on request, render such assistance and perform such tasks and functions as the Company may require for its business to assist the Company to deal properly, efficiently and cost-effectively with any matters in connection with the affairs of the Company and/or any other Group Company and in respect of which the Executive has particular knowledge and expertise by reason of his employment under this Agreement.

14                                 PAYMENT IN LIEU OF NOTICE

14.1                       Without prejudice to clause 13.1 above, where notice is given to terminate the Executive’s employment by either party or if either the Executive or the Company otherwise purports to terminate the Executive’s employment the Company may (at the sole and absolute discretion of the Board) terminate the employment at any time and with immediate effect by notifying the Executive that:

(a)                                the Company is exercising its right under this Agreement to make a payment in lieu of notice; and

(b)                                that it will make within 28 days a payment in lieu of the notice period (or, if applicable, the remainder of the notice period) to the Executive (or that it will make the first instalment of such a payment to the Executive within that time).

14.2                       Any payment in lieu of notice will be calculated by reference to the Executive’s basic salary only (as at the date of the termination) for the duration of notice period (or remainder of the notice period as the case may be).

14.3                       The Company may pay any payment in lieu of notice as one lump sum or in instalments over the period until the expiry, if it had been served, of the notice period.  Such payments will be subject to income tax and national insurance contributions.

14.4                       For the avoidance of doubt:

(a)                                if the Company terminates the Executive’s employment in breach of this Agreement, any entitlement to damages for breach of contract will be assessed on the normal common law principles (including the Executive’s obligation to mitigate his loss); and

(b)                                the right of the Company to terminate the Executive’s employment in accordance with clause 14.1 does not give rise to any right for the Executive to receive any payment in lieu of notice as a lump sum, but shall not prejudice the Executive’s right to receive the monies due for the notice period.

15                                 GARDEN LEAVE AND SUSPENSION

15.1                       Notwithstanding any other provision of this Agreement:

(a)                                if notice is given by either party to terminate the employment of the Executive in accordance with clause 3;

(b)                                if the Executive seeks to or indicates an intention to resign as an employee of the Company or any other Group Company or terminate his employment without notice; or

(c)                                 during any period in which the Company is carrying out an investigation into any alleged act or default of the Executive; or

(d)                                in circumstances where it is suspected that the Executive is in breach of any legal or regulatory requirement which affects or in the reasonable opinion of the Board may affect his employment or the interests of the Company, the Company shall not be under any obligation to provide the Executive with any work and may at any time and at its absolute discretion suspend the Executive.

15.2                       Throughout any such period of suspension:

(a)                                the Executive’s salary and other contractual benefits shall continue to be paid or provided by the Company in the usual way subject always to the terms of any benefit arrangement;

(b)                                the Executive shall, in addition to the duties of fidelity, confidence and good faith to which he is subject by law, continue to comply with his obligations under this Agreement, including but not limited to those set out in clause 4, and shall observe all obligations of confidentiality arising under the provisions of this Agreement;

(c)                                 the Company shall be entitled to exclude the Executive from all or any premises of the Company and/or any other Group Company;

(d)                                the Executive shall not have any contact or communication with any client, prospective client, customer, prospective customer, employee, officer, director, agent or consultant of the Company or any other Group Company except with the prior written consent of the Board and apart from with such persons as may be nominated by the Board;

(e)                                 the Company shall be entitled to require the Executive to perform work at home in relation to matters of which he has knowledge or which fall within his competence;

(f)                                  the Executive shall keep the Board informed of his whereabouts (except in periods taken as holiday) so that he can be called upon to perform any appropriate duties as requested by the Board;

(g)                                 the Executive shall be required to take any accrued or accruing holiday (without being required to notify the Company as to which days are required to be taken as holiday, provided the Executive remains contactable on his mobile telephone, the telephone number of which shall have been supplied to the Company), and this clause is notice to the Executive pursuant to Regulation 15(3) of the Working Time Regulations 1998 that holiday is to be taken during this period;

(h)                                the Company shall be entitled to alter the Executive’s duties, compatible with the Executive’s seniority and position;

(i)                                    the Executive shall refer to the Company forthwith and without delay any communications in whatever form received by him from any client or customer of the Company or any other Group Company; and

(j)                                   if the Board so requires, comply with his obligations under clause 13.5 (obligations on termination).

16                                 RECONSTRUCTION OR AMALGAMATION

If before the expiration of this Agreement the employment of the Executive hereunder shall be terminated by reason of the cessation of business by the Company or the winding up of the Company for the purpose of reconstruction or amalgamation, and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable then the terms of this Agreement, then the Executive shall have no claim against the Company or any other Group Company in respect of the determination of his employment hereunder.

17                                 RESTRICTIONS FOLLOWING TERMINATION

17.1                       For the purposes of this clause 17:

(a)                                “Customer” means any person, firm, company or any other legal entity who shall have been within the period of twelve months immediately prior to the Termination Date a client or customer of or in the habit of dealing with the Company or any other Group Company and:

(i)                                    with whom or which, during such period the Executive (or any employee of the Company reporting directly to the Executive) had contact in the course of his employment; and/or

(ii)                                 in relation to whom or which the Executive by reason of his employment with the Company is in possession of any trade secrets or Confidential Information.

(b)                                “Confidential Information” has the meaning set out in clause 10.1 of this Agreement;

(c)                                 “Prospective Customer” means any person, firm, company or any other legal entity with whom the Company or any other Group Company, during the twelve months prior to the Termination Date, shall have had negotiations or discussions for the supply or provision of goods or services supplied or provided by the Company or any other Group Company and:

(i)                                    with whom or which, during such period the Executive (or any employee of the Company reporting directly to the Executive) had contact during the course of such negotiations or discussions; and/or

(ii)                                 in relation to whom the Executive by reason of his employment with the Company is in possession of any trade secrets or Confidential Information.

(d)                                “Relevant Person” means any person with whom the Executive had dealings during the twelve months immediately preceding the Termination Date and who on the Termination Date was a director, or an employee of the Company or other Group Company employee in a senior, managerial or technical capacity;

(e)                                 “Restricted Business” means the business or activities carried on by the Company or any other Group Company at the Termination Date in which the Executive has been directly concerned at any time during the twelve months prior to the Termination Date;

(f)                                  “Restricted Period” means, for the purposes of clauses 17.2(a), and 17.2(b), the period of six months following the Termination Date and, for the purposes of clause 17.2(c), and 17.2(d), the period of twelve months following the Termination Date, and in each case less any period immediately prior to the Termination Date that the Executive may have been required to spend on garden leave pursuant to clause 15 of this Agreement); and

(g)                                 “Restrictions” means the restrictions contained within this clause 17 (including without limitation the definitions contained in clause 17.1);

(h)                                “Termination Date” means the date upon which the Executive’s employment pursuant to this Agreement shall terminate for whatever reason.

17.2                       During the Restricted Period, the Executive shall not, without the Company’s prior written consent, directly or indirectly:

(a)                                set up on his own behalf or otherwise control any business engaged in, or which is intended to be engaged in, any business which is in competition with the Restricted Business;

(b)                                take up any employment in or consultancy with or render services to or otherwise be engaged, interested or concerned in (whether as principal, servant, agent, employee, consultant or otherwise) any business which is in competition with the Restricted Business;

(c)                                 whether on his own account or for or on behalf of any other person, firm, company or any other legal entity, in competition with the Restricted Business:

(i)                                    solicit or entice away from the Company or any other Group Company (or seek or endeavour to do so) the custom or business of any Customer;

(ii)                                 solicit or entice away from the Company or any other Group Company (or seek or endeavour to do so) the custom or business of any Prospective Customer;

(iii)                              do any business with, accept orders from, or have any business dealings with any Customer;

(iv)                             do any business with, accept orders from, or have any business dealings with any Prospective Customer;

(d)                                solicit, employ or attempt to employ, engage or attempt to engage, induce or attempt to induce to cease working for or providing services to the Company or any other Group Company any Relevant Person, whether or not any such person would thereby commit a breach of contract, or in any way interfere with the relationship between the Company or any other Group Company and any such individual.

17.3                       The Executive acknowledges and agrees that:

(a)                                he has had the opportunity to take independent legal advice on the Restrictions;

(b)                                the Restrictions are considered by the parties to be reasonable in all the circumstances;

(c)                                 the duration and extent of each of the Restrictions are no greater than necessary for the protection of the Company’s legitimate commercial interests and/or those of any Group Company;

(d)                                if any of the Restrictions by itself, or taken together with any of the others, is found to be void or unenforceable but would be valid if some part of it were deleted, such Restriction shall apply with such modification as may be necessary to make it valid and effective; and

(e)                                 the Restrictions are separate and severable and enforceable as such, so that if any Restriction is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of any of the remaining Restrictions or, in the case of part of a Restriction being unenforceable, of the remainder of that Restriction.

17.4                       Any benefit given or deemed to be given by the Executive to the Company as any other Group Company under the terms of this clause is received and held on trust by the Company for the relevant Group Company. The Executive hereby agrees to enter into appropriate restrictive covenants of a similar scope and duration to the Restrictions directly with any other Group Company if required to do so by the Company.

18                                 DATA PROTECTION

18.1                       The Executive consents to the Company or any other Group Company holding and processing “personal data” (as defined in the Data Protection Act 1998) concerning him in order to properly fulfil its obligations to him under this Agreement and as otherwise required or permitted by law in relation to his employment in accordance with that Act. Such processing shall principally be for legal, personnel, administrative and payroll purposes.

18.2                       The Executive accepts and acknowledges that, if required at any time to work on behalf of the Company or any other Group Company overseas, the Company or any other Group Company may need to pass personal data concerning him to the person, firm or company with whom he is working anywhere in the world and he hereby expressly consents to the Company and any other Group Company doing so.

18.3                       The Executive further consents to the Company and any other Group Company processing any “sensitive personal data” (as defined in the Data Protection Act 1998) relating to him, including, as appropriate:

(a)                                information about the Executive’s physical or mental health or condition in order to monitor sick leave and take decisions as to fitness for work (including any medical report made by a medical practitioner nominated by the Company pursuant to this Agreement;

(b)                                the Executive’s racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; and

(c)                                 information relating to any criminal proceedings in which the Executive may have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

18.4                       The Executive acknowledges that the Company and any other Group Company may make any information to which this clause 18.1 relates available to individuals or companies who provide products or services to the Company or any other Group Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company, any other Group Company or the business in which the Executive is employed.

18.5                       The Executive shall at all times:

(a)                                consent to the Company or any other Group Company inspecting any electronic equipment used by the Executive, and to monitoring and recording any use that he makes of the Company’s or any other Group Company’s electronic communications and information technology systems for the purpose of ensuring that the Company’s rules (and those of any other Group Company) are being complied with and for legitimate business purposes; and

(b)                                comply with any electronic communication systems policy that the Company may issue from time to time.

19                                 DISCIPLINARY AND GRIEVANCE PROCEDURES

19.1                       Any disciplinary or grievance proceedings shall be carried out in accordance with such procedures as the Board deems appropriate and these procedures shall not have contractual effect.

19.2                       If the Executive wishes to raise a grievance he should refer it in writing to the Chief Executive Officer of the Company.

19.3                       Any issues of a disciplinary nature shall normally be investigated, (during which time the Executive may be suspended from work in accordance with clause 15) who shall decide what, if any, action is necessary.

19.4                       If the Executive wishes to appeal against any disciplinary or dismissal decision or any decision in response to a grievance, he may appeal in writing to the Board within 7 days of receiving written notification of such decision.  The Board shall nominate and individual or individuals to consider the Executive’s appeal.  The decision of such individual (or individuals) is final.

20                                 NOTIFICATION

20.1                       The Executive is required to notify the Company in writing of any changes in his personal circumstances which shall be of relevance to the Company as his employer, including, but not limited to, any change of address or telephone numbers.

20.2                       The Executive must notify the Company in the event that he is prosecuted for any offence (other than a minor motoring offence which does not involves a sentence of imprisonment), and must keep the Company informed as to the progress and outcome of any prosecution.  This information will be kept strictly confidential by the Company until such time it may enter the public domain (other than through a breach of this clause by the Company).

20.3                       The Executive must notify the Company immediately in the event of his becoming aware of any leak or misuse of Confidential Information (as defined in clause 10) by any employee, agent or officer of the Company or any other Group Company.

21                                 NOTICES

21.1                       Any notice to be given under this Agreement shall be in writing.  Notices may be given by personal delivery or post addressed to the other party:

(a)                                in the case of a notice to be given to the Executive, to him at his last known place of residence; and

(b)                                in the case of a notice to be given to the Company, to it at its registered office for the time being.

21.2                       Any notice given in accordance with clause 21.1 above shall be deemed to have been received:

(a)                                if delivered by hand, at the time the notice is left at the relevant address or given to the addressee (whichever is the earlier);

(b)                                in the case of delivery by post, on the second business day after posting; and

(c)                                 in the case of fax or email, at the time of confirmation of successful transmission.

21.3                       Proof that the notice was properly addressed and (in the case of service by post) pre-paid and posted shall be sufficient evidence of service.

22                                 GOVERNING LAW

This Agreement shall be interpreted and enforced in accordance with the laws of England and Wales and the parties hereto submit to the exclusive jurisdiction of Courts of England and Wales.

23                                 SEPARATE AND SEVERAL CLAUSES

The parties agree that each of the clauses and sub-clauses of this Agreement shall be separate and severable and enforceable as such.  If any clause and/or sub-clause is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of the remaining clauses or sub-clauses or, in the case of part of any clause or sub-clause being unenforceable, the remainder of that clause or sub-clause.

24                                 SUPERSESSION OF PREVIOUS AGREEMENTS

This Agreement supersedes and is in substitution for any subsisting agreements between the Company and the Executive (whether of an employment nature or otherwise) and all such subsisting agreements shall be deemed to have been terminated by mutual consent with effect from the Commencement Date.

25                                 THIRD PARTY RIGHTS

25.1                       No term of this Agreement shall be enforceable by any person who is not a party to it either under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

26                                 MULTIPLE COPIES

26.1                       This Agreement may be executed by any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

27                                 SUPPLEMENTAL

27.1                       The following provisions of shall have effect for the purposes of the Employment Rights Act 1996 as amended:

(a)                                there is no current requirement for the Executive to work outside the United Kingdom for any consecutive period in excess of one month; and

(b)                                there are no collective agreements currently in force which affect directly or indirectly the terms and conditions of the Executive’s employment.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by MOTIF BIO PLC acting by ROBERT BERTOLDI, a director, in the presence of [insert full name of witness]:

/s/ Robert Bertoldi	(signature)	/s/ Charlotte Morgan	(signature)
ROBERT BERTOLDI
Director		Name of witness: Charlotte Morgan

		Address:	434 W.22 st. #4B
NY, NY 10011
USA
		Occupation:	Corporate Communications

Signed as a deed by GRAHAM LUMSDEN in the presence of [insert full name of witness]:

/s/ Graham Lumsden	(signature)	/s/ Robert Bertoldi	(signature)
GRAHAM LUMSDEN
Name of witness: Robert Bertoldi

		Address:	330 Madison Ave
NY, NY 10017
USA
		Occupation:	Financial Executive